EXHIBIT 10.14
AMENDED AND RESTATED
SECURITY AGREEMENT
     AMENDED AND RESTATED SECURITY AGREEMENT, dated as of September 5, 2006, among A. M. Castle & Co., a Maryland Corporation (the “Company”) and the entities set forth on Schedule A hereto (collectively, the “Other Securing Parties”, and together with the Company, collectively, the "Obligors, each individually, an “Obligor”) and Bank of America, N.A., as collateral agent (hereinafter, in such capacity, the “Collateral Agent”) pursuant to, and for the benefit of the Secured Parties (as defined herein) which are or may become parties to, an Amended and Restated Collateral Agency and Intercreditor Agreement dated as of even date herewith (as amended and in effect from time to time, the “Intercreditor Agreement”), among the Obligors, the Collateral Agent and the Secured Parties.
     WHEREAS, the Company has previously entered into various financing arrangements with the Secured Parties; and
     WHEREAS, the Company, certain of the other Obligors, U.S. Bank National Association and certain of the Secured Parties were parties to a Collateral Agency and Intercreditor Agreement, dated as of March 20, 2003 (the “Prior Collateral Agency and Intercreditor Agreement”), pursuant to which U.S. Bank National Association served as collateral agent for the Secured Parties;
     WHEREAS, in connection with the Prior Collateral Agency and Intercreditor Agreement U.S. Bank National Association the Company and certain of the Other Securing Parties entered into a Security Agreement, dated as of March 20, 2003 (the “Prior Security Agreement”);
     WHEREAS, U.S. Bank National Association resigned as collateral agent under the Prior Collateral Agency and Intercreditor Agreement and Bank of America, N.A. was appointed as successor collateral agent;
     WHEREAS, the Prior Collateral Agency and Intercreditor Agreement has been amended and restated pursuant to the Intercreditor Agreement and certain of the Other Securing Parties not previously parties thereto became parties to the Intercreditor Agreement; and
     WHEREAS, each Obligor and the Collateral Agent wish to amend and restate the Prior Security Agreement as provided herein;
     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. All capitalized terms used herein without definitions and that are defined in the Intercreditor Agreement shall have the respective meanings provided therefor in the Intercreditor Agreement. The term “State”, as used herein, means the State of Illinois. Terms used herein and not defined herein or in the Intercreditor Agreement that are defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein from time to time. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform

Commercial Code of the State, the term has the meaning specified in Article 9. As used in this Agreement, the following terms have the respective meanings set forth below or provided for in the section or other part of this Agreement referred to immediately following such term:
     Bailment Threshold Property – means (a) property with an aggregate cost of $50,000 or more if such property is in the possession of any individual trade vendor of any Obligor and, (b) property in the possession of any individual customer of any Obligor if such property has a cost of $800,000 or more or (c) property in the possession of one or more customers of any Obligor to the extent that the aggregate cost of all such property in the possession of all such customers is in excess of $3,000,000 (but only such excess property).
     Joint Venture Rights – means any Obligor’s right or obligation to buy or sell shares of capital stock or other similar equity or ownership interest in a Person pursuant to the terms and conditions of such Person’s constitutive documents or other similar agreements related to the formation of such Person, agreements or arrangements with the other holders of capital stock or other similar equity or ownership interests in such Person (other than the Company or any wholly-owned Subsidiary of the Company) or other similar agreements.
     Revolving Loan Facility – means a loan agreement or similar facility pursuant to which a lender or lenders provides revolving loans to the Company or any Subsidiary for the primary purpose of financing such Person’s ongoing business operations, whether such agreement or facility is secured or unsecured.
     Secured Parties – means the “Secured Parties” under the Intercreditor Agreement and their respective successors and assigns in accordance with the Intercreditor Agreement.
     2. Grant of Security Interest. Each Obligor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Secured Obligations, a security interest in and pledges and assigns to the Collateral Agent, for the benefit of the Secured Parties, the following properties, assets and rights of such Obligor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, money, oil, gas or other minerals before extraction, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), in each case, other than Excluded Collateral. The Collateral Agent acknowledges that the attachment of its security interest in any commercial tort claim of any Obligor as original collateral is subject to such Obligor’s compliance with Section 4.8.
     3. Authorization to File Financing Statements. Each Obligor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Obligor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, but specifically excluding Excluded Collateral, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Obligor is an organization, the type of organization and any organizational identification number issued to such Obligor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Obligor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Obligor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
     4. Other Actions. Further to insure the attachment and perfection of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral (but in each instance subject to Permitted First Priority Liens, each Obligor agrees, in each case at such Obligor’s expense, to take the following actions with respect to the following Collateral and without limitation on such Obligor’s other obligations contained in this Agreement:
     4.1 Promissory Notes and Tangible Chattel Paper. If any Obligor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper not constituting Excluded Collateral in excess of $3,000,000 in the aggregate, such Obligor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that any such promissory note or tangible chattel paper shall be released and returned to the Obligors (a) pursuant to the conditions set forth in Sections 13.5 or 13.6 of the Intercreditor Agreement or (b) at such time that the obligations evidenced by such promissory note or tangible chattel paper have terminated or have been satisfied and the Obligors shall have certified in writing to the Collateral Agent that such termination or satisfaction has occurred.
     4.2 Deposit Accounts. For each deposit account that any Obligor, now or at any time hereafter, opens or maintains (other than accounts which do not include proceeds of Collateral or funds generated from the sale of products or services by any Obligor), such Obligor shall, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable best efforts to cause the depositary bank to agree to comply without further consent of such Obligor, at any time following the occurrence and during the continuance of an Event of Default with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account. The Collateral Agent agrees with the Obligors that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from the Obligors, unless an Event of Default has occurred and is continuing, or, would occur if effect were given to any withdrawal not otherwise permitted by each of the Credit Documents. The provisions of this paragraph shall not apply to (i) a deposit account for which the Collateral Agent is the depositary bank and is in automatic control, and (ii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Obligor’s salaried employees.
     4.3 Investment Property. If any Obligor shall, now or at any time hereafter, hold or acquire any one or more certificated securities not evidencing or constituting Excluded Collateral with a fair market value in excess of $100,000, in the aggregate for all such certificated securities, such Obligor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities (not evidencing or constituting Excluded Collateral) now or hereafter acquired by such Obligor are uncertificated and are issued to such Obligor or its nominee directly by the issuer thereof, the Company shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable efforts to cause the issuer to agree to comply without further consent of such Obligor or such nominee, at any time following the occurrence and during the continuance of an Event of Default with instructions from the Collateral Agent as to such securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Obligor (not evidencing or constituting Excluded Collateral) are held by any Obligor or its nominee through a securities intermediary or commodity intermediary, such Obligor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable efforts to cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Obligor or such nominee, at any time with entitlement orders or other instructions from the Collateral Agent, subject to the provisions of this Section 4.3 noted below, to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, subject to the provisions of this Section 4.3 noted below. The Collateral Agent agrees with the Obligors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Obligors, unless an Event of Default has occurred and is continuing or would occur, after giving effect to any such investment and withdrawal rights not otherwise permitted by each of the Credit Documents. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.
     4.4 Collateral in the Possession of a Bailee. If any Collateral constituting Bailment Threshold Property is, now or at any time hereafter, in the possession of a bailee, the Obligors shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, shall use its reasonable efforts to promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee’s agreement to comply, without further consent of the Obligors, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with each Obligor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Obligors with respect to the bailee.
     4.5 Electronic Chattel Paper and Transferable Records. If any Obligor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case, not constituting Excluded Collateral, such Obligor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under §9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each of the Obligors that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Obligors to make alterations to the electronic chattel paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Obligor with respect to such electronic chattel paper or transferable record.
     4.6 Letter-of-credit Rights. If any Obligor is, now or at any time hereafter, a beneficiary under a letter of credit in a face amount in excess of $500,000, such Obligor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Obligor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its reasonable efforts to either (a) arrange for the issuer and any confirmer of such letter of credit to consent to a collateral assignment to the Collateral Agent of the proceeds of the letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Intercreditor Agreement.
     4.7 Commercial Tort Claims. If any Obligor shall, now or at any time hereafter, hold or acquire a commercial tort claim in an amount in excess of $500,000, such Obligor shall immediately notify the Collateral Agent in a writing signed by such Obligor of the particulars thereof and grant to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.
     4.8 Other Actions as to any and all Collateral. Each Obligor further agrees, upon the request of the Collateral Agent and at the Collateral Agent’s option, to take any and all other actions as the Collateral Agent may reasonably determine to be necessary or useful for the attachment, and perfection of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that any Obligor’s signature thereon is required therefor, (b) causing the Collateral Agent’s name to be noted as secured party on any certificate of title for a titled good with a book value in excess of $50,000 if such notation is a condition to attachment, perfection of, or ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, or ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in such Collateral, (d) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Collateral Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and (e) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Collateral Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.
     5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Company to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Collateral Agent or any of the Secured Parties hereunder. In addition to the provisions of this Agreement being so read and construed with any such mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.
     5.1 Amended and Restated Stock Pledge Agreement. Concurrently herewith the Company is executing and delivering to the Collateral Agent, for the benefit of the Secured Parties, an amended and restated stock pledge agreement pursuant to which the Company is pledging to the Collateral Agent all of the shares of the capital stock or other equity interests of the Company’s subsidiary or subsidiaries which are Guarantors. Such pledge(s) shall be governed by the terms of such stock pledge agreement(s) and not by the terms of this Agreement.
     5.2 Additional Stock Pledge Agreements. Concurrently herewith (a) Total Plastics, Inc. (“TPI”) is executing and delivering to the Collateral Agent, for the benefit of the Secured Parties, a stock pledge agreement pursuant to which TPI is pledging to the Collateral Agent all of the shares of the capital stock or other equity interests of TPI’s subsidiaries which are Guarantors, (b) Transtar Intermediate Holdings #2, Inc. (“Transtar Intermediate”) is executing and delivering to the Collateral Agent, for the benefit of the Secured Parties, a stock pledge agreement pursuant to which Transtar Intermediate is pledging to the Collateral Agent all of the shares of the capital stock or other equity interests of Transtar Intermediate’s subsidiaries which are Guarantors, and (c) Transtar Metals Holdings, Inc. (“Transtar Metals”) is executing and delivering to the Collateral Agent, for the benefit of the Secured Parties, a stock pledge agreement pursuant to which Transtar Metals is pledging to the Collateral Agent all of the shares of the capital stock or other equity interests of Transtar Metal’s subsidiaries which are Guarantors. Such pledge(s) shall be governed by the terms of such stock pledge agreement(s) and not by the terms of this Agreement.
     5.3 Amended and Restated Trademark Collateral and Security Agreement. Concurrently herewith the Company and TPI will execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, an amended and restated trademark collateral and security agreement pursuant to which each such Obligor will pledge to the Collateral Agent all of its rights and interests in any trademarks in which such Obligor has an interest. Such pledge shall be governed by the terms of such trademark and collateral and security agreement and not by the terms of this Agreement, other than Section 2 hereof.
     6. Representations and Warranties Concerning Obligors’ Legal Status. The Obligors have previously delivered to the Collateral Agent a certificate signed by each Obligor and entitled “Perfection Certificate” (the “Perfection Certificate”). Each Obligor represents and warrants to the Secured Parties and the Collateral Agent as of the date hereof as follows: (a) each Obligor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) each Obligor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth each Obligor’s organizational identification number or accurately states that each Obligor has none, (d) the Perfection Certificate accurately sets forth each Obligor’s place of business or, if more than one, its chief executive office, as well as its mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to each Obligor is accurate and complete in all material respects, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by each Obligor.
     7. Covenants Concerning Obligor’s Legal Status. Each Obligor covenants with the Secured Parties and the Collateral Agent as follows: (a) without providing written notice to the Collateral Agent not later than 30 days after any change referred to below, no Obligor will change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if any Obligor does not have an organizational identification number and later obtains one, such Obligor will forthwith notify the Collateral Agent of such organizational identification number, and (c) such Obligor will not change its type of organization, jurisdiction of organization or other legal structure unless such change is otherwise not prohibited by each of the Credit Documents and the Collateral Agent shall have received written notice of such change not later than 30 days after any such change.
     8. Representations and Warranties Concerning Collateral, Etc. Each Obligor further represents and warrants to the Secured Parties and the Collateral Agent as of the date hereof as follows: (a) each Obligor is the owner of the Collateral, free from any right or claim of any Person or any Lien, except for the security interest created by this Agreement and permitted by each of the Loan Documents, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9-102(a)(34) of the Uniform Commercial Code of the State,

(c) the none of the Obligors holds any commercial tort claims except as indicated on the Perfection Certificate, (d) each Obligor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances to the extent that any failure to so operate could result in or cause to occur a material adverse impairment to the Collateral or the Lien created hereby, (e) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete in all material respects, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Obligors.
     9. Covenants Concerning Collateral, Etc. Each Obligor further covenants with the Secured Parties and the Collateral Agent as follows: (a) (except as permitted by clause (h) and except for Collateral not constituting Bailment Threshold Property), the Collateral, to the extent not delivered to the Collateral Agent pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate and none of the Obligors will remove the Collateral from such locations, without providing at least 30 days prior written notice to the Collateral Agent, (b) except for the security interest herein granted and Liens permitted by each of the Credit Documents or the Intercreditor Agreement, one or more of the Obligors shall be the owner of the Collateral free from any right or claim of any other Person (other than Joint Venture Rights) or any Lien, and each of the Obligors shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Collateral Agent or any of the Secured Parties, (c) no Obligor shall pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any Lien in the Collateral in favor of any Person, other than the Collateral Agent except for Liens permitted by each of the Credit Documents and the Intercreditor Agreement, (d) each of the Obligors will keep the Collateral in good order and repair and will not use the same in violation of law (to the extent that any failure to so operate could result in or cause to occur a material adverse impairment to the Collateral or the Lien created hereby) and will comply, in all material respects, with the terms of any policy of insurance thereon, (e) each of the Obligors will permit the Collateral Agent, or its designee, to inspect the Collateral in its possession at any reasonable time and to take all reasonable steps to permit the same with respect to any Collateral in the possession of Persons other than the Obligors, (f) each of the Obligors will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement other than those in dispute by appropriate procedures, (g) each Obligor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances to the extent that any failure to so operate could result in or cause to occur a material adverse impairment to the Collateral or the Lien created hereby, and (h) none of the Obligors will sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of inventory in the ordinary course of business and, so long as no Default or Event of Default then exists, sales or other dispositions as otherwise permitted by each of the Credit Documents. Each of the Secured Parties agrees to instruct the Collateral Agent to release its security interest in the Collateral in connection with any such sale or disposition pursuant to the terms of the Intercreditor Agreement.

     10. Insurance.
     10.1 Maintenance of Insurance. Each Obligor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that no Obligor will be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Collateral Agent. All proceeds of insurance shall be paid and distributed in accordance with the terms of the Intercreditor Agreement. Without limiting the foregoing, each Obligor will, in accordance with prudent and reasonable business standards, (a) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, (b) maintain all such workers’ compensation or similar insurance as may be required by law and (c) maintain, in amounts equal to those generally maintained by businesses engaged in similar activities in similar geographic areas: (i) general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of each Obligor; (ii) business interruption insurance; and (iii) product liability insurance.
     10.2 Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall be paid and disbursed in accordance with the terms of the Intercreditor Agreement.
     10.3 Continuation of Insurance. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Collateral Agent. In the event of failure by any Obligor to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to any one or more of the Obligors. Each Obligor shall furnish the Collateral Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.
     11. Collateral Protection Expenses; Preservation of Collateral.
     11.1 Expenses incurred by Collateral Agent. In the Collateral Agent’s discretion at any time following the occurrence and during the continuance of an Event of Default, if any Obligor fails to do so, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. Each Obligor agrees to reimburse the Collateral Agent on demand for all expenditures so made. The Collateral Agent shall have no obligation to any Obligor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.
     11.2 Collateral Agent’s Obligations and Duties. Anything herein to the contrary notwithstanding, each Obligor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such

Obligor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Obligor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times. The Collateral Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.
     12. Securities and Deposits. The Collateral Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations pursuant to the terms of the Intercreditor Agreement. Whether or not any Obligations are due, the Collateral Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.
     13. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each of the Obligors shall, at the request and option of the Collateral Agent, notify account debtors with respect to the Collateral and other Persons obligated on any of the Collateral of the security interest of the Collateral Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent’s agent therefor, and the Collateral Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Obligor, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Obligors shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by any Obligor as trustee for the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, without commingling the same with other funds of any one or more of the Obligors and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Collateral Agent to the Secured Obligations as contemplated by the Intercreditor Agreement.
     14. Power of Attorney.
     14.1 Appointment and Powers of Collateral Agent. Each Obligor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof,

with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of each such Obligor or in the Collateral Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Obligor, without notice to or assent by any such Obligor, to do the following:
     (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Obligors’ expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Obligor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Obligor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and
     (b) to the extent that such Obligor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Obligor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Obligor’s name such financing statements and amendments thereto and continuation statements which may require the signature of such Obligor.
     14.2 Ratification by the Obligors. To the extent permitted by law, each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.
     14.3 No Duty on Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Obligor or to the Secured Parties for any act or failure to act, except for the Collateral Agent’s own gross negligence or willful misconduct.
     15. Rights and Remedies. If an Event of Default shall have occurred and be continuing, subject to the terms and conditions of the Intercreditor Agreement, the Collateral Agent, without any other notice to or demand upon any Obligor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as any one or more of the Obligors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Collateral Agent may in its discretion require each Obligor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Obligor’s principal office(s) or at such other locations as the Collateral Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to the Obligors at least ten (10) days prior written notice to it of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Obligor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. In addition, to the fullest extent permitted by applicable law, each Obligor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following and during the continuance of an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.
     16. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any of the Obligors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the

Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Obligor acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to any Obligor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16.
     17. No Waiver by Collateral Agent, etc. The Collateral Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Collateral Agent. No delay or omission on the part of the Collateral Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.
     18. Suretyship Waivers by the Obligors. Each Obligor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Obligor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. Each Obligor further waives any and all other suretyship defenses.
     19. Marshalling. Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Secured Party hereunder and of the Collateral Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Obligor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.
     20. Proceeds of Dispositions; Expenses. Each Obligor shall pay to the Collateral Agent on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Collateral Agent in protecting, preserving or enforcing the Collateral Agent’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Intercreditor Agreement. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Obligors. In the absence of final payment and satisfaction in full of all of the Obligations, each of the Obligors shall remain liable for any deficiency.
     21. Overdue Amounts. Until paid, all amounts due and payable by any one or more of the Obligors hereunder shall (a) be a debt secured by the Collateral and (b) bear, whether before or after judgment, interest at the highest rate of interest provided for overdue payments in any of the Credit Documents commencing 30 days after any such Obligor’s receipt of a written notice that such amounts are due and owing. For the avoidance of doubt, all principal, interest and other amounts due under any Credit Document shall bear interest, and default interest, as provided in such Credit Document.
     22. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. Each Obligor agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon any Obligor by mail at the address specified in Section 13.4 of the Intercreditor Agreement. Each Obligor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.
     23. Waiver of Jury Trial. EACH OBLIGOR, EACH SECURED PARTY AND THE COLLATERAL AGENT WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Obligor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each

Obligor (a) certifies that neither the Collateral Agent or any Secured Party nor any representative, agent or attorney of the Collateral Agent or any Secured Party has represented, expressly or otherwise, that the Collateral Agent or any Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into each of the Security Documents, the Collateral Agent and the Secured Parties are relying upon, among other things, the waivers and certifications contained in this Section 23.
     24. Termination. Upon either final payment and performance in full of the Secured Obligations and the cancellation or termination of any commitment to extend credit under the Credit Documents or satisfaction of the conditions set forth in Section 13.5 of the Intercreditor Agreement, this Agreement shall terminate and the Collateral Agent shall, at the Obligors’ request and expense, return such Collateral in the possession or control of the Collateral Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Collateral Agent hereunder. Upon satisfaction of the conditions set forth in Section 13.6 of the Intercreditor Agreement, this Agreement shall terminate with respect to the Collateral being released and the Collateral Agent shall, at the Company’s request and expense, return any Collateral held by the Collateral Agent hereunder and take all necessary action to release the Lien on such Collateral created hereby.
     25. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Obligors and its successors and assigns, and shall inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Obligor acknowledges receipt of a copy of this Agreement.
     26. Subject to Intercreditor Agreement. Any and all rights granted to the Collateral Agent under this Agreement are to be held and exercised by the Collateral Agent as security trustee for the benefit of the Secured Parties pursuant to the provisions of the Intercreditor Agreement. Each of the Secured Parties shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights and indemnities granted to the Collateral Agent under this Agreement, are created and granted subject to, and in furtherance (and not in limitation) of, the terms of the Intercreditor Agreement and the rights and indemnities of the Secured Parties contained therein shall apply equally to this Agreement. Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Obligors, the Secured Parties and the Collateral Agent any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Obligors, the Secured Parties and the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall exercise its rights and powers subject to the direction and indemnity of the Secured Parties as provided in the Intercreditor Agreement.

     Notwithstanding anything to the contrary in this Agreement, in the event that any term or provision of the Intercreditor Agreement conflicts with any term or provision of this Agreement, the relevant terms and provisions of the Intercreditor Agreement shall control concerning such specific term or provision.
     27. Course of Dealing. No course of dealing among any one or more of the Obligors, the Secured Parties and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any of the Secured Parties, any right, power or privilege hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     28. Amendment and Restatement. Each Obligor hereby acknowledges, confirms and agrees that the Collateral Agent shall continue to have a security interest in and lien upon the Collateral heretofore granted to the Collateral Agent (or any predecessor Collateral Agent) pursuant to the Prior Security Agreement to secure the Secured Obligations, as well as any Collateral granted under this Agreement or under any of the other Security Document or otherwise granted to or held by the Collateral Agent. The liens and security interests of the Collateral Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to the Collateral Agent (or any predecessor Collateral Agent), whether under the Prior Security Agreement, this Agreement or any of the other Security Documents. Except as otherwise stated in this Section 28, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Prior Security Agreement are simultaneously amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein or in the other Security Documents shall impair or adversely affect the continuation of the security interests, liens and other interests in the Collateral heretofore granted, pledged or assigned by the Obligors to the Collateral Agent (or any predecessor Collateral Agent), whether directly, indirectly or otherwise. The amendment and restatement contained herein shall not, in any manner, be construed to impair, limit, cancel or extinguish, or constitute a novation in respect of, the liens and security interests of the Collateral Agent (or any predecessor Collateral Agent), granted under the Prior Security Agreement, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Collateral Agent for the benefit of the Secured Parties.
[Intentionally left blank. Next page is a signature page.]

     IN WITNESS WHEREOF, intending to be legally bound, each Obligor has caused this Agreement to be duly executed as of the date first above written.

A. M. CASTLE & CO.

By:	/s/ Michael H. Goldberg
Name: Michael H. Goldberg
Title: President & CEO

DATAMET, INC.

By:	/s/ Jerry M. Aufox
Name: Jerry M. Aufox
Title: Secretary

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Jerry M. Aufox
Name: Jerry M. Aufox
Title: Secretary

PARAMONT MACHINE COMPANY, LLC

By:	/s/ Jerry M. Aufox
Name: Jerry M. Aufox
Title: Secretary

ADVANCED FABRICATING TECHNOLOGY, LLC

By:	/s/ Jerry M. Aufox
Name: Jerry M. Aufox
Title: Secretary

OLIVER STEEL PLATE CO.

By:	/s/ Jerry M. Aufox
Name: Jerry M. Aufox
Title: Secretary

METAL MART, LLC

By:	/s/ Jerry M. Aufox
Name: Jerry M. Aufox
Title: Secretary

TOTAL PLASTICS, INC.

By:	/s/ Lawrence A. Boik
Name: Lawrence A. Boik
Title: Vice President

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.

By:	/s/ Lawrence A. Boik
Name: Lawrence A. Boik
Title: Vice President

TRANSTAR METALS HOLDINGS, INC.

By:	/s/ Michael H. Goldberg
Name: Michael H. Goldberg
Title: Vice President

TRANSTAR INVENTORY CORP.

By:	/s/ Lawrence A. Boik
Name: Lawrence A. Boik
Title: Vice President

TRANSTAR METALS CORP.

By:	/s/ Lawrence A. Boik
Name: Lawrence A. Boik
Title: Vice President

TRANSTAR MARINE CORP.

By:	/s/ Lawrence A. Boik
Name: Lawrence A. Boik
Title: Vice President

Accepted:

BANK OF AMERICA, N.A., as
Collateral Agent

By:	/s/ David A Johanson
Name: David A. Johanson
Title: Vice President

SCHEDULE A
1.	Datamet, Inc.

2.	Keystone Tube Company, LLC

3.	Paramont Machine Company, LLC

4.	Advanced Fabricating Technology, LLC

5.	Oliver Steel Plate Co.

6.	Metal Mart, LLC

7.	Total Plastics, Inc.

8.	Transtar Intermediate Holdings #2, Inc.

9.	Transtar Metals Holdings, Inc.

10.	Transtar Inventory Corp.

11.	Transtar Metals Corp.

12.	Transtar Marine Corp.

Schedule A-1